EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS
~ Fourth Quarter Services Revenue Up 17% and Net Income Up 74%;
 Company Expands Share Repurchase Program~

ST. LOUIS (March 1, 2018) – Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), the leading digital transformation consulting firm serving Global 2000® and other large enterprise customers throughout North America, today reported its financial results for the quarter ended December 31, 2017.

Financial Highlights

For the quarter ended December 2017:
•	Revenue increased 12% to $133.5 million from $119.6 million for the fourth quarter of 2016;
•	Services revenue increased 17% to $114.4 million from $98.0 million for the fourth quarter of 2016;
•
The effective tax rate decreased to a benefit of 44.2% from an expense of 40.5% for the fourth quarter of 2016 due to the enactment of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”), which resulted in the revaluation of the Company’s deferred income tax liability from 35% to 21%, among other transitional adjustments;

•	Net income increased 74% to $6.4 million from $3.7 million for the fourth quarter of 2016;
•	GAAP earnings per share results on a fully diluted basis increased to $0.19 from $0.11 for the fourth quarter of 2016;
•
Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased to $0.37 from $0.27 for the fourth quarter of 2016; and

•	EBITDAS (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 34% to $20.7 million from $15.4 million for the fourth quarter of 2016.

For the year ended December 2017:
•	Revenues were essentially flat at $485.3 million for 2017 and $487.0 million for 2016;
•	Services revenue increased 4% to $434.3 million from $418.6 million for 2016;
•
The effective tax rate decreased to 31.5% from 32.9% for 2016 due to the enactment of the 2017 Tax Act, which resulted in the revaluation of the Company’s deferred income tax liability from 35% to 21%, among other transitional adjustments;

•	Net income decreased 9% to $18.6 million from $20.5 million for 2016;
•	GAAP earnings per share results on a fully diluted basis decreased to $0.55 from $0.58 for 2016;
•	Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased to $1.23 from $1.08 for 2016; and
•	EBITDAS (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 10% to $70.8 million from $64.2 million for 2016.

“Perficient realized a strong fourth quarter and our momentum as 2018 gets underway is the strongest it has been in many years,” said Jeffrey Davis, chairman and chief executive officer. “We’re gaining share rapidly as more enterprises commit to larger and longer-term digital transformation initiatives with Perficient. We expect double-digit services revenue and earnings growth in 2018.”

Other Highlights

Among other recent achievements, Perficient:
•
Received Best Energy and Best Social Network application WebAwards recognizing innovative mobile design and development for the Jackson Energy Authority and the Selfeo social media platform, and a Silver W³ Award for mobile application strategy for the Jackson Energy Authority, delivered by Perficient Digital;

•
Received the CA Disruptor Partner of the Year award for best-in-brand sales, marketing, and innovation and for expanding development of application programming interfaces with CA Technologies to include DevOps virtualization and test automation;

•
Added new customer relationships and follow-on projects with leading companies such as AAA of Michigan, Adient, Ashley HomeStores, Cox Media Group, Ford Motor Co., GM Financial, MD Anderson Cancer Center, Noble Energy, Oil States International, Tokyo Electron, and Trinity Health; and

•
Expanded Perficient’s stock repurchase program on February 20, 2018, by authorizing the repurchase of up to an additional $25.0 million of our common stock for a total repurchase program of $160.0 million since the program’s inception in 2008, and extended the expiration date of the program to December 31, 2019 (as of December 31, 2017, Perficient has repurchased a total of 12.4 million shares at a cost of $135.0 million).

Visit www.perficient.com under the heading “Investor Relations” for additional Performance Highlights for the quarter ended December 31, 2017.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its first quarter 2018 revenue to be in the range of $115.0 million to $119.0 million. First quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.32 to $0.35.

 The company is issuing its full year 2018 revenue guidance range of $470.0 million to $500.0 million, its 2018 GAAP earnings per share guidance of $0.68 to $0.82 and 2018 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) range of $1.40 to $1.52.

Conference Call Details

Perficient will host a conference call regarding fourth quarter and full-year financial results today at 10 a.m. Eastern.

WHAT: Perficient Reports Fourth Quarter and Full-Year 2017 Results
WHEN: Thursday, March 1, 2018, at 10 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 4794139
REPLAY TIMES: Thursday, March 1, 2018, at 1 p.m. Eastern, through Thursday, March 8, 2018, at 1 p.m.
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 4794139

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient’s professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Premier Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Adobe Premier Partner, and a Platinum Salesforce Consulting Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
 Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2018. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K, and the following:

(1)    the possibility that our actual results do not meet the projections and guidance contained in this news release;
 (2)    the impact of the general economy and economic uncertainty on our business;
(3)     risks associated with potential changes to federal, state, local and foreign laws, regulations and policies;
 (4)    risks associated with the operation of our business generally, including:
a)	client demand for our services and solutions;
b)	maintaining a balance of our supply of skills and resources with client demand;
c)	effectively competing in a highly competitive market;
d)	protecting our clients’ and our data and information;
e)	risks from international operations including fluctuations in exchange rates;
f)	changes to immigration policies;
g)	obtaining favorable pricing to reflect services provided;
h)	adapting to changes in technologies and offerings;
i)	risk of loss of one or more significant software vendors;
j)	making appropriate estimates and assumptions in connection with preparing our consolidated financial statements;
k)	maintaining effective internal controls; and
l)	changes to tax levels, audits, investigations, tax laws or their interpretation;
(5)    legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information;
(6)    risks associated with managing growth organically and through acquisitions; and
 (7)    the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenues
Services	$114,428	$98,002	$434,253	$418,589
Software and hardware	16,051	18,047	38,642	49,954
Reimbursable expenses	2,999	3,541	12,366	18,439
Total revenues	133,478	119,590	485,261	486,982

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	71,223	62,138	272,668	268,347
Software and hardware costs	14,435	16,233	33,295	43,581
Reimbursable expenses	2,999	3,541	12,366	18,439
Stock compensation	1,373	1,354	5,419	5,335
Total cost of revenues	90,030	83,266	323,748	335,702

Selling, general and administrative	26,907	22,236	98,885	92,380
Stock compensation	2,401	2,248	9,307	8,884
Total selling, general and administrative	29,308	24,484	108,192	101,264

Depreciation	1,135	1,249	4,722	4,867
Amortization	3,927	3,434	15,025	13,371
Acquisition costs	76	537	1,359	1,252
Adjustment to fair value of contingent consideration	4,063	138	3,235	(1,679)
Income from operations	4,939	6,482	28,980	32,205

Net interest expense	394	313	1,838	1,636
Net other expense (income)	83	(34)	(1)	60
Income before income taxes	4,462	6,203	27,143	30,509
Income tax (benefit) provision	(1,974)	2,510	8,562	10,050
Net income	$6,436	$3,693	$18,581	$20,459

Basic earnings per share	$0.20	$0.11	$0.56	$0.60
Diluted earnings per share	$0.19	$0.11	$0.55	$0.58

Shares used in computing basic earnings per share	32,777	33,971	33,016	34,023
Shares used in computing diluted earnings per share	33,923	34,873	34,066	35,001

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$6,307	$10,113
Accounts receivable, net	112,194	103,702
Prepaid expenses	4,470	3,353
Other current assets	6,237	5,331
Total current assets	129,208	122,499
Property and equipment, net	7,145	8,888
Goodwill	305,238	275,205
Intangible assets, net	51,066	45,115
Other non-current assets	6,403	4,869
Total assets	$499,060	$456,576

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,196	$18,416
Other current liabilities	38,077	27,637
Total current liabilities	61,273	46,053
Long-term debt	55,000	32,000
Other non-current liabilities	16,436	19,058
Total liabilities	$132,709	$97,111

Stockholders' equity:
Common stock	$47	$46
Additional paid-in capital	403,906	379,094
Accumulated other comprehensive loss	(1,822)	(2,743)
Treasury stock	(163,871)	(126,442)
Retained earnings	128,091	109,510
Total stockholders' equity	366,351	359,465
Total liabilities and stockholders' equity	$499,060	$456,576

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs, adjustment to fair value of contingent consideration, and tax-related bonus), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation.  Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share.  Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction, and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

Write-off of Unamortized Credit Facility Fees
Perficient entered into a new credit agreement during the second quarter of 2017. In connection with the new agreement, Perficient wrote off unamortized credit facility fees associated with the former credit agreement. Perficient believes that excluding this non-cash write-off from its non-GAAP financial measures is useful to investors because the expense is infrequent and not reflective of the company’s business performance.

2017 Tax Act
The Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) was signed into law on December 22, 2017. The law includes significant changes to the U.S. corporate income tax system, including a federal corporate rate reduction from 35% to 21%, limitations on the deductibility of interest expense and executive compensation, and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system. The majority of the provisions will have an impact on Perficient beginning in fiscal years 2018 and 2019. However, there are certain transitional impacts of the 2017 Tax Act which affected Perficient’s tax provision during the fourth quarter of 2017, including a one-time repatriation tax on deemed repatriation of historical earnings of foreign subsidiaries, an adjustment of U.S. deferred tax assets and liabilities to the lower federal base rate of 21%, and changes to the net tax cost of certain China dividends repatriated during 2017. Perficient believes that excluding this transitional adjustment from its non-GAAP financial measures is useful to investors because this adjustment is infrequent and can cause comparison of current and historical financial results to be difficult.

Tax-Related Bonus
As a result of the one-time benefit Perficient received under the 2017 Tax Act and to facilitate retention of certain Perficient employees, Perficient’s Compensation Committee of the Board of Directors approved the payment of supplemental bonuses in the aggregate amount of $2.8 million to employees of Perficient that are eligible to participate under Perficient’s Discretionary Bonus Plan. Perficient believes that excluding this expense from its non-GAAP financial measures is useful to investors because this incremental bonus is directly related to the favorable transitional adjustment under the 2017 Tax Act rather than Perficient’s business performance.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Net Income	$6,436	$3,693	$18,581	$20,459
Adjustments:
Income tax (benefit) provision	(1,974)	2,510	8,562	10,050
Amortization	3,927	3,434	15,025	13,371
Acquisition costs	76	537	1,359	1,252
Adjustment to fair value of contingent consideration	4,063	138	3,235	(1,679)
Write-off of unamortized credit facility fees	-	-	246	-
Stock compensation	3,774	3,602	14,726	14,219
Tax-related bonus	2,800	-	2,800	-
Adjusted Net Income Before Tax	19,102	13,914	64,534	57,672
Adjusted income tax (1)	6,552	4,647	22,651	19,781
Adjusted Net Income	$12,550	$9,267	$41,883	$37,891

GAAP Earnings Per Share (diluted)	$0.19	$0.11	$0.55	$0.58
Adjusted Earnings Per Share (diluted)	$0.37	$0.27	$1.23	$1.08
Shares used in computing GAAP and Adjusted Earnings Per Share (diluted)	33,923	34,873	34,066	35,001

(1) The estimated adjusted effective tax rate of 34.3% and 33.4% for the three months ended December 31, 2017 and 2016, respectively, and 35.1% and 34.3% for the year ended December 31, 2017 and 2016, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes. The estimated adjusted effective tax rate for the three and twelve months ended December 31, 2017 excludes the transitional impact of the 2017 Tax Act.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Net Income	$6,436	$3,693	$18,581	$20,459
Adjustments:
Income tax (benefit) provision	(1,974)	2,510	8,562	10,050
Net interest expense	394	313	1,838	1,636
Net other expense (income)	83	(34)	(1)	60
Depreciation	1,135	1,249	4,722	4,867
Amortization	3,927	3,434	15,025	13,371
Acquisition costs	76	537	1,359	1,252
Adjustment to fair value of contingent consideration	4,063	138	3,235	(1,679)
Stock compensation	3,774	3,602	14,726	14,219
Tax-related bonus	2,800	-	2,800	-
EBITDAS (1)	$20,714	$15,442	$70,847	$64,235

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)

	Q1 2018		Full Year 2018
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.12	$0.17	$0.68	$0.82
Non-GAAP Adjustment (a):
Non-GAAP Reconciling Items	0.26	0.23	0.92	0.89
Tax Effect of Above Reconciling Items	(0.06)	(0.05)	(0.20)	(0.19)
Adjusted EPS	$0.32	$0.35	$1.40	$1.52

(a) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by fully diluted shares. The Company currently expects both its Q1 2018 and full year 2018 GAAP effective income tax rate to be between 27% and 28%.